Exhibit 99.1

REAL INDUSTRY SUBSIDIARY ACQUIRES ASSETS OF BECK ALUMINUM ALLOYS AND MINORITY STAKE IN AFFILIATED TRADING BUSINESS

FOR $24 MILLION

Real Industry schedules release of Fiscal 2016 Third Quarter financial results and conference call

SHERMAN OAKS, Calif., November 1, 2016 -- Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today announced that Real Alloy Holding, Inc. (“Real Alloy”) has closed on the purchase of select assets of Beck Aluminum Alloys (“Beck Alloys”), a privately-held operator of three secondary aluminum recycling plants in the United States.  Beck Alloys’ facilities primarily produce high purity foundry alloys from aluminum scrap to supply the automotive, wheel, and recreational equipment casting industries.  In addition, Real Alloy has obtained a significant minority equity ownership interest in an affiliated enterprise serving as a broker/distributor of prime aluminum and primary based alloys as part of the transaction.

The owners of Beck Alloys and the affiliated broker/distributor (“Beck Trading”) have successfully operated in the aluminum industry for over 65 years, initially as a trading organization, and then vertically integrating into the manufacturing of secondary alloys over the last 15 years. Its recycling facilities are located in Mt. Pleasant, WI, Houston, TX, and Lebanon, PA.

Highlights of the Transaction

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The transaction results in Real Alloy growing its geographic footprint with two new facilities (Mt. Pleasant, WI and Houston, TX) that began operation in 2015 and are operating at high capacity utilization and one currently idled (Lebanon, PA).  In addition, Real Alloy expands its product offering further into high purity foundry alloys, and, through its strategic partnership with Beck Trading, it will be able to provide its customers with access to prime aluminum and other prime based alloys.

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For fiscal 2015, Beck Alloys shipped approximately 55,000 metric tonnes to its customers, with the majority delivered under buy/sell arrangements (compared to 1.2 million metric tonnes from Real Alloy in 2015).

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The Company expects the acquisition to be accretive to earnings in 2017 and meet its 20% IRR return target.  Capital expenditures associated with the acquired plants are expected to be low for the next several years given their relatively new construction.

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Real Alloy funded the acquisition and investment utilizing a combination of cash, draws on its Asset-Based Facility and borrowings under a new equipment term loan.  There will be no dilution to Real Industry stockholders.

•	The Company expects the net liquidity impact to Real Alloy to be less than $6 million upon normalization of working capital.

Management Commentary

Mr. Kyle Ross, President, Interim Chief Executive Officer and Chief Investment Officer of Real Industry, stated, “We are very excited to have acquired a company that is a good complement to Real Alloy, providing an expansion into high purity alloys, primary aluminum and prime-based alloys while opening up new geographies and customer relationships. This transaction is well aligned with our strategy to opportunistically allocate capital behind our proven team at Real Alloy at a value and under a structure that is advantageous to our stockholders.  This acquisition and investment with the Beck family will add considerable strategic value for Real Alloy over the long term and we will be looking for additional

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opportunities where we can take advantage of our size and access to capital to increase the value of our business.”

Mr. Terry Hogan, President of Real Alloy, added “We have known the Beck family for many years and know their facilities to be well run.  We look forward to being their partner in the trading business and we welcome the Beck Alloys employees to the Real Alloy team.”

Mr. Ross continued, “Over the past two months we have repositioned our M&A activities to focus on maximizing the benefits of two valuable assets within Real Industry — our Real Alloy business and our tax assets. Our M&A deal flow is strong, and it has a directed focus on creating long-term value for our stockholders at lower risk levels.”

2016 Third Quarter Conference Call Details

The Company also announced it plans to release its financial results for the fiscal third quarter ended September 30, 2016 after the stock markets close on Wednesday, November 9, 2016. The Company will discuss those results as well as the Beck Alloys acquisition in a conference call on Thursday, November 10, 2016, at 1:00 p.m. ET.

Call Participants

Kyle Ross, President, Interim Chief Executive Officer and Chief Investment Officer of Real Industry

Michael Hobey, Chief Financial Officer of Real Industry

Terry Hogan, President of Real Alloy

Dial-in Numbers

(877) 407-9163 (Toll-free U.S. & Canada)

(412) 902-0043 (International)

Webcast Access

Participants may also access the live call via webcast at http://realindustryinc.equisolvewebcast.com/q3-2016. The webcast will be archived and accessible for approximately 30 days.

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to take significant ownership stakes in well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has significant capital resources, and U.S. federal net operating loss tax carryforwards of more than $870 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements regarding the Company’s expectation that the acquisition will be accretive to earnings and meet the Company’s 20% IRR return rate; expectations regarding capital expenditures associated with the acquired plants for the next several years; the expected net liquidity impact to Real Alloy as a result of the transaction; the significant strategic value for Real Alloy of the acquisition and investment over the long term; other expected benefits of the transaction to the Company, including the expansion into high purity alloys, primary aluminum and prime-based alloys, new geographies and customer relationships; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future

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performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2016, and subsequent Forms 10-Q, including the “Risk Factors” therein, as well as the Company’s other SEC filings, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com